Exhibit 99.1

WCA Waste Corporation Announces the Acquisition of a Missouri Landfill and Collection Company

     HOUSTON--(BUSINESS WIRE)--Jan. 12, 2005--WCA Waste Corporation (Nasdaq:WCAA) announced today that it has completed the acquisition of Gecko Investments, L.L.C. which assets include the Eagle Ridge Landfill and a collection company located approximately 50 miles northwest of St. Louis, Missouri.
     The 271 acre municipal solid waste landfill is located in Bowling Green. The first phase of the landfill has 50 permitted acres with approximately 18 years of remaining life at current volumes. Additional expansion space is available within the site. The collection company consists of three residential and two roll-off routes servicing approximately 1,750 customers and internalizes all of the waste into the landfill.
     Tom J. Fatjo, Jr., Chairman and Chief Executive Officer, stated, "WCA is excited about increasing our presence in the state of Missouri with the acquisition of Gecko and Eagle Ridge. This new market area will allow the Company to pursue tuck-in acquisitions whose waste can be internalized into the landfill."
     WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of fifteen landfills, twelve transfer stations and twenty collection operations located throughout Alabama, Arkansas, Kansas, Missouri, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

     Safe Harbor for Forward-Looking Statements

     This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy for example. Such statements include, but are not limited to, statements about the benefits of the acquisition described in this release, including plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Some of those risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in our Quarterly Report on Form 10-Q with respect to the quarterly period ending on September 30, 2004. The risks and uncertainties include, without limitation: any weakness in the economy related to our markets may result in reductions in demand for the Company's services, we may not be able to integrate acquired businesses successfully, revenue and other synergies from the acquisition may not be fully realized or may take longer to realize than expected, we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory or other reasons, we may suffer unexpected liabilities associated with our acquisitions, disruptions from the acquisition may make it more difficult to maintain relationships with customers, potential increases in commodity, insurance and fuel prices could increase our operating expenses significantly and we face the risk of new and changing regulation. Please consider these factors carefully in evaluating the forward-looking statements and do not place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

     CONTACT: WCA Waste Corporation, Houston
              Tommy Fatjo, 713-292-2400